Exhibit 10.1

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is made as of this 1st day of December, 2016 (the “Effective Date”), by and among MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions parties to the Credit Agreement described below (together with KeyBank, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and the Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of October 15, 2015 (the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Credit Agreement; and

WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by the Borrower of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. Modification of Credit Agreement. The Borrower, the Agent and the Lenders hereby modify and amend the Credit Agreement as follows:

(a) By deleting in their entirety the definitions of “Capitalization Rate”, “Defaulting Lender”, “Loan and Loans”, “Revolving Credit Loan or Loans”, “Swing Loan Commitment” and “Total Commitment” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof following:

“Capitalization Rate. Six percent (6.00%).

Defaulting Lender. Any Lender that, as reasonably determined by the Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within two (2) Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such failure arises out of such Lender’s good faith determination that a condition precedent to funding (specifically identified) has not been satisfied, (b) (i) has notified the Borrower or the Agent that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect with respect to its funding obligations under other agreements generally in which it commits to extend credit, unless with respect to this clause (b), such failure arises from such Lender’s good faith determination that a condition precedent to funding (specifically identified) has not been satisfied, (c) has failed, within two (2) Business Days after request by the Agent, to confirm in a manner reasonably satisfactory to the Agent and Borrower that it will comply with its funding obligations; provided that, notwithstanding the provisions of §2.12, such Lender shall cease to be a Defaulting Lender upon the Agent’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority (including any agency, instrumentality, regulatory body, central bank or other authority) so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person). Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.12(g)) upon delivery of written notice of such determination to the Borrower and each Lender.

Loan and Loans. An individual loan or the aggregate loans (including Revolving Credit Loans and Swing Loans), as the case may be, in the maximum principal amount of $1,000,000,000.00 (subject to increase in §2.10) to be made by the Lenders hereunder. All Loans shall be made in Dollars. Amounts drawn under Letters of Credit shall also be considered Revolving Credit Loans as provided in §2.9(f).

Revolving Credit Loan or Loans. An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of $1,000,000,000.00 (subject to increase as provided in §2.10) to be made by the Lenders hereunder as more particularly described in §2. Without limiting the foregoing, Revolving Credit Loans shall also include Revolving Credit Loans made pursuant to §2.9(f).

Swing Loan Commitment. The sum of $85,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of December 1, 2016, the Total Commitment is $1,000,000,000.00.”

(b) By inserting the following new definitions to §1.1 of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action. The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation. With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

EEA Financial Institution. (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country. Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority. Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

EU Bail-In Legislation Schedule. The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Write-Down and Conversion Powers. With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(c) By deleting in its entirety the last sentence of §2.12(c) of the Credit Agreement, and inserting in lieu thereof the following:

“Subject to §36, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

(d) By inserting the following new §36 into the Credit Agreement:

“§36. ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(e) By deleting in their entirety the words and numbers “[Seven Hundred Fifty Million and No/100 Dollars ($750,000,000.00)]” appearing in the third (3rd) and fourth (4th) lines of paragraph (a) appearing on page 1 of the Guaranty, which is attached to the Credit Agreement as Exhibit H, and inserting in lieu thereof the words and numbers “[One Billion and No/100 Dollars ($1,000,000,000.00)]”.

(f) By deleting in its entirety Schedule 1.1 to the Credit Agreement, and inserting in lieu thereof Schedule 1.1 attached hereto and made a part hereof.

3. Commitments.

(a) Borrower is, pursuant to this Amendment, increasing the Total Commitment pursuant to §2.10 of the Credit Agreement. Borrower hereby acknowledges and agrees that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the amount of each Lender’s Commitment shall be the amount set forth on Schedule 1.1 attached hereto. In connection with the increase of the Total Commitment, TD Bank, NA (the “New Lender”) shall be issued a Revolving Credit Note in the principal face amount of its Commitment, which will be a “Revolving Credit Note” under the Credit Agreement, and New Lender shall be a Lender under the Credit Agreement. Each of the Lenders previously a party to the Credit Agreement that is increasing its Commitment in connection with this Amendment (collectively, the “Existing Modifying Lenders”) shall receive a Revolving Credit Note based on its respective Commitment as set forth on Schedule 1.1 hereto (and promptly return to Borrower its existing Revolving Credit Note), which Revolving Credit Notes shall be replacements for such Lender’s existing Revolving Credit Notes and shall not be a novation or satisfaction of the indebtedness thereunder.

(b) By its signature below, New Lender, subject to the terms and conditions hereof, hereby becomes a party to the Credit Agreement and agrees to perform all obligations with respect to its respective Commitment as if New Lender were an original Lender under and signatory to the Credit Agreement having a Commitment, as set forth above, equal to its respective Commitment, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to its Commitment as required under §2.1 of the Credit Agreement, the obligation to pay amounts due in respect of Swing Loans as provided in §2.4 of the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under §2.9 of the Credit Agreement, and in any case the obligation to indemnify the Agent as provided therein. New Lender makes and confirms to the Agent and the other Lenders all of the representations, warranties and covenants of a Lender under Section 14 and 18 of the Credit Agreement. Further, New Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger, or on any affiliate or subsidiary thereof or any other Lender and based on such documents, financial statements and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. Not in limitation of the foregoing, New Lender acknowledges and agrees that the Agent, the Arranger and the other Lenders are making no representations or warranties with respect to, and New Lender hereby releases and discharges the Agent, the Arranger and the other Lenders for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any Guarantor or any other Person, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any Guarantor or any other Person in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any other Loan Document or any other document or instrument executed in connection therewith, or the collectability of the Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower, any Guarantor or any other Person of any obligation under the Credit Agreement or any other Loan Document to which it is a party. Except as expressly provided in the Credit Agreement, neither the Agent, the Arranger nor any other Lender shall have any duty or responsibility whatsoever, either initially or on a continuing basis, to provide New Lender with any credit or other information with respect to the Borrower or any Guarantor or to notify any New Lender of any Default or Event of Default. New Lender has not relied on the Agent, Arranger, any other Lender or any subsidiary or affiliate thereof as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

(c) New Lender (i) represents and warrants as to itself that (A) it is legally authorized to, and has full power and authority to, enter into this Amendment and perform its obligations under this Amendment and the Credit Agreement, and (B) it does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or the Guarantors, if any, and is not a Defaulting Lender or an Affiliate of a Defaulting Lender or a natural person; (ii) confirms that it has received copies of the Credit Agreement, the other Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it has and will, independently and without reliance upon any Lender, the Agent or the Arranger and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and any Guarantors and the value of the assets of the Borrower and any Guarantors, and taking or not taking action under the Loan Documents; (iv) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (v) agrees that, by this Amendment, it has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. New Lender acknowledges and confirms that its address for notices is as set forth on the signature pages hereto, and its Domestic Lending Office and LIBOR Lending Office for Revolving Credit Loans is as set forth on Schedule 1.1 attached hereto.

(d) By its signature below, each Existing Modifying Lender hereby agrees to perform all obligations with respect to its respective Commitment as set forth in the Agreement (as modified by this Amendment), which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to its Revolving Credit Commitment as required under §2.1 of the Credit Agreement, the obligation to pay amounts due in respect of Swing Loans as provided in §2.4 of the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under §2.9 of the Credit Agreement, and in any case the obligation to indemnify the Agent as provided therein.

(e) On the effective date of this Amendment, (i) the Lenders shall fund so much of the increase of the Commitment to Agent as is necessary in order that the outstanding principal balance of the Loans prior to the effectiveness of this Amendment shall be reallocated among the Lenders such that the outstanding principal amount of Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage of the Outstanding Loans (as in effect after the effectiveness of this Amendment), and (ii) those Lenders whose Commitment is increasing (including the New Lender) shall advance the funds to the Agent and the funds so advanced shall be distributed among the Lenders whose Commitment is decreasing as necessary to accomplish the required reallocation of the Outstanding Loans.

4. References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.

5. Acknowledgment of Borrower. Borrower hereby acknowledges, represents and agrees that the Loan Documents (including the new Notes delivered pursuant hereto) as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s obligations under the Loan Documents.

6. Representations and Warranties. Borrower represents and warrants to Agent and the Lenders as follows:

(a) Authorization. The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, the Borrower or any of its properties or to which the Borrower is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of the Borrower.

(b) Enforceability. This Amendment and the other documents executed in connection herewith are the valid and legally binding obligations of Borrower enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and any disclosure filings with the SEC as may be required with respect to this Amendment.

(d) Reaffirmation. Borrower reaffirms and restates as of the date hereof each and every representation and warranty made by the Borrower and its Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

7. No Default. By execution hereof, the Borrower certifies that as of the date of this Amendment and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

8. Waiver of Claims. Borrower acknowledges, represents and agrees that Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender pursuant to or relating to the Loan Documents, and Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

9. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower under the Loan Documents.

10. Effective Date. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance reasonably satisfactory to the Agent:

(a) A counterpart of this Amendment duly executed by the Borrower, the Required Lenders, the New Lender and Agent;

(b) An opinion of counsel to the Borrower addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request;

(c) A Revolving Credit Note duly executed by the Borrower in favor of New Lender and the Existing Modifying Lenders in the amount set forth next to such Lender’s name on Schedule 1.1 attached hereto, and a new Swing Loan Note to the Swing Loan Lender in the amount of the increased Swing Loan Commitment;

(d) Evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment; and

(e) Such other amendments, certificates, documents, instruments, title endorsements and agreements as the Agent may reasonably request.

The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment and the transactions contemplated hereby in accordance with §15 of the Credit Agreement.

11. Amendment as Loan Document. This Amendment shall constitute a Loan Document.

12. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

13. MISCELLANEOUS. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed under seal by its duly authorized representatives as of the date first set forth above.

BORROWER:

MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc., a Tennessee corporation, its sole general partner

	By:	/s/ Andrew Schaeffer
Andrew Schaeffer
Senior Vice President and Treasurer

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement – KeyBank/Mid-America 2016]

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Tayven Hike
Name:	Tayven Hike
Title:	Vice President

(SEAL)

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Brandon H. Barry
Name:	Brandon H. Barry
Title:	Vice President

(SEAL)

REGIONS BANK

By:	/s/ T. Barrett Vawter
Name:	T. Barrett Vawter
Title:	Vice President

(SEAL)

JPMORGAN CHASE BANK, N.A., a national banking association

By:	/s/ Chiara Carter
Name:	Chiara Carter
Title:	Executive Director

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement – KeyBank/Mid-America 2016]

BANK OF MONTREAL, CHICAGO BRANCH

By:	/s/ Michael L. Kauffman
Name:	Michael L. Kauffman
Title:	Managing Director

(SEAL)

FIFTH THIRD BANK, an Ohio Banking Corporation

By:	/s/ Michael P. Perillo
Name:	Michael P. Perillo
Title:	Vice President

(SEAL)

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Eric W. Staton
Name:	Eric W. Staton
Title:	Vice President

(SEAL)

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Kevin Briske
Name:	Kevin Briske
Title:	Vice President

(SEAL)

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement – KeyBank/Mid-America 2016]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ J. Lee Hord
Name:	J. Lee Hord
Title:	Senior Vice President

(SEAL)

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Brad Bowen
Name:	Brad Bowen
Title:	Senior Vice President

(SEAL)

CAPITAL ONE, N.A.

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Senior Vice President

(SEAL)

SYNOVUS BANK

By:	/s/ David W. Bowman
Name:	David W. Bowman
Title:	Director

(SEAL)

SUNTRUST BANK

By:	/s/ Alexander Rownd
Name:	Alexander Rownd
Title:	Vice President

(SEAL)

MIZUHO BANK, LTD.

By:	/s/ John Davies
Name:	John Davies
Title:	Authorized Signatory

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement – KeyBank/Mid-America 2016]

TD BANK NA

By:	/s/ Michael Duganich
Name:	Michael Duganich
Title:	Vice President

(SEAL)

Notice Address:

TD Bank NA

6000 Atrium Way

Mt. Laurel, New Jersey 08054

Attention: Michael Duganich

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement – KeyBank/Mid-America 2016]

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attention: Tayven Hike Email: Tayven_Hike@KeyBank.com	$85,000,000.00	8.50%
LIBOR Lending Office Same as Above
JPMorgan Chase Bank, N.A. 383 Madison Avenue, 24th Floor New York, New York 10179 Attention: Jason Guan Email: jason.guan@jpmorgan.com	$85,000,000.00	8.50%
LIBOR Lending Office Same as Above
Wells Fargo Bank, National Association 10 S. Wacker Drive, 32nd Floor Chicago, Illinois 60606 Attention: Brandon Barry Email: brandon.barry@wellsfargo.com	$85,000,000.00	8.50%
LIBOR Lending Office Same as Above
PNC Bank, National Association 500 First Avenue (P7-PFSC-04-V) Pittsburgh, PA 15219 Attention: Andy White Email: andrew.white@pnc.com	$80,000,000.00	8.00%
LIBOR Lending Office Same as Above
U.S. Bank National Association 1100 Abernathy Road, #1250 Atlanta, GA 30328 Attention: Lee Hord Email: lee.hord@usbank.com	$80,000,000.00	8.00%
LIBOR Lending Office Same as Above

SCHEDULE 1.1 - Page 1

Name and Address	Commitment	Commitment Percentage
Citibank, N.A. 390 Greenwich Street, 7th Floor New York, NY 10013 Attention: David Bouton Email: david.bouton@citi.com	$65,000,000.00	6.50%
LIBOR Lending Office Same as Above
Fifth Third Bank, an Ohio Banking Corporation 222 S. Riverside Plaza, 30th Floor Chicago, IL 60606 Attention: Mick Perillo Email: Michael.Perillo@53.com	$65,000,000.00	6.50%
LIBOR Lending Office Same as Above
Mizuho Bank, Ltd. 1251 Avenue of the Americas New York, NY 10020 Attention: Snehit Shetty Email: Snehit.Shetty@mizuhocbus.com	$65,000,000.00	6.50%
LIBOR Lending Office Same as Above
Regions Bank 1900 Fifth Avenue North, 15th Floor Birmingham, AL 35203 Attention: Barrett Vawter Email: Barrett.Vawter@regions.com	$65,000,000.00	6.50%
LIBOR Lending Office Same as Above
SunTrust Bank 303 Peachtree Street, N.E. Suite 2200 Atlanta, GA 30308 Attention: Francine Glandt Email: Francine.Glandt@SunTrust.com	$65,000,000.00	6.50%
LIBOR Lending Office: Same as Above

SCHEDULE 1.1 - Page 2

Name and Address	Commitment	Commitment Percentage
Bank of Montreal, Chicago Branch 100 High Street, 26th Floor Chicago, IL 60603 Attention: Lloyd Baron Email: Lloyd.Baron@bmo.com	$60,000,000.00	6.00%
LIBOR Lending Office: Same as Above
Branch Banking & Trust Company 200 West Second Street, 16th Floor Winston-Salem, NC 27101 Attention: Brad Bowen Email: BBowen@bbandt.com	$50,000,000.00	5.00%
LIBOR Lending Office Same as Above
Capital One, N.A. 1680 Capital One Drive, 10th Floor McLean, VA 22102 Attention: Jessica Schneickert Email: Jessica.Schneikert@capitalone.com	$50,000,000.00	5.00%
LIBOR Lending Office Same as Above
TD Bank NA 6000 Atrium Way Mt. Laurel, New Jersey 08054 Attention: Michael Duganich Email: Michael.Duganich@td.com	$50,000,000.00	5.00%
LIBOR Lending Office Same as Above
First Tennessee Bank National Association 165 Madison Avenue, 10th Floor Memphis, TN 38103 Attention: Kevin Briske Email: KMBriske@firsttennessee.com	$35,000,000.00	3.50%
LIBOR Lending Office Same as Above

SCHEDULE 1.1 - Page 3

Name and Address	Commitment	Commitment Percentage
Synovus Bank 800 Shades Creek Parkway Birmingham, AL 35209 Attention: David Bowman Email: DAVIDBOWMAN@synovus.com	$15,000,000.00	1.50%
LIBOR Lending Office Same as Above
Total	$1,000,000,000.00	100.00%

*Percentages may not equal 100% due to rounding.

SCHEDULE 1.1 - Page 4